Exhibit 99.2

August 15, 2011

ZAGG Inc. Reports Record Financial Results for Second Quarter 2011

SALT LAKE CITY -- (BUSINESS WIRE) -- ZAGG Inc.

•	Record revenue for the second quarter of $38.8 million,158% increase year over year

•	Modification of options and incurred transaction costs related to iFrogz acquisition of $0.09 per diluted share

•	GAAP earnings were $0.10 per diluted share and non-GAAP earnings were $0.19 per diluted share.

•	Adjusted EBITDA per share of $0.35, 133% increase year over year

•	Raises revenue guidance range to $160 million - $170 million

ZAGG Inc. (NASDAQ: ZAGG) (www.ZAGG.com), a market leader in innovative mobile device accessories, today announced financial results for the second quarter ended June 30, 2011.

Financial Results

Revenue for the second quarter was $38.8 million, a 158% increase from $15.1 million in the second quarter of 2010 and a 44% sequential increase as compared to $27.0 million in the first quarter of 2011. These results include nine days of iFrogz revenue of $2.4 million, having been acquired during the quarter on June 21, 2011.  Revenue by channel was 72% indirect and 22% from the ZAGG.com website.

Gross profit for the second quarter was $17.8 million, versus $7.5 million in Q2 2010 and $13.6 million from  the previous quarter, which translates into gross margin for the quarter of 46%, versus 50% for Q2 2010 and 51% in the previous  quarter.  Gross margin for the quarter was in line with ZAGG’s guidance, but down year over year due to the required write up of iFrogz inventory, a product mix shift for iFrogz, additional shipping charges to meet higher than expected demand for iFrogz product, and an increase in obsolescence charges for ZAGG inventory.  GAAP accounting requires that inventories acquired in an acquisition be stated at fair value.  The Company’s estimate of fair value for iFrogz inventory is preliminary pending a final valuation report.  Due to the write-up of iFrogz inventory sold in the quarter, gross margin on iFrogz sales were lower than iFrogz’s historical gross margin.  Gross margin in the year over year comparison was also impacted by the increase in the sales mix into the indirect channel versus Q2 2010 performance.

"ZAGG’s operational performance in the quarter was extremely strong. During the second quarter we saw revenue growth due to our expanding retail channel, and the increase in product we are putting into the channel. The market for smartphones and tablets continues to rapidly expand, and we are well positioned as a leading accessories provider, especially since our acquisition of iFrogz, which broadens our product offering, expands our distribution to new channels and brings the youth demographic into our mix, “said Robert G. Pedersen II, CEO and President. "We are excited about the roll out of iFrogz product on our website, as well as the expansion of our tablet keyboard offerings with the ZAGGfolio™ and the new ZAGGkeys™ SOLO™. We feel that these additions will have an immediate impact to our online sales”

In the quarter, ZAGG incurred charges specific to the second quarter results that impacted operating expenses and operating income.  These included transaction costs related to the iFrogz acquisition of $1,816,075 and a charge of $1,560,443 related to the modification of a previously granted stock option. Operating expenses also included an increase in legal expenses related to prosecution of patent infringement claims and legal work in conjunction with the Logitech agreement.  Operating income for the second quarter was $4.3 million as compared to $3.2 million for the second quarter of 2010.

Net income attributable to stockholders for the second quarter was $2.7 million or $0.10 per diluted share as compared to net income attributable to stockholders of $1.9 million or $0.08 per diluted share in the second quarter of 2010. Excluding the charge related to the modification of the previously granted stock option award, the transaction fees related to the acquisition of iFrogz, and the fair value write-up of inventory of iFrogz goods sold in the quarter, second quarter net income would have been $5.2 million or $0.19 per diluted share.

Quarterly Business Highlights

•	Announced distribution agreement with new nationwide wireless partner with over 51 million subscribers

•	Announced distribution agreement with Hudson Group, largest travel retailer in North America

•	Awarded utility patent for wrapping mobile devices with a protective film

•	Added to Russell 3000 Index

•	Announced master licensing agreement with Logitech for ZAGGmate

•	Acquired iFrogz, leader in lifestyle audio products and protective cases

Adjusted EBITDA

ZAGG considers earnings before other income or expense; income tax provision; impairment losses; depreciation and amortization; acquisition expenses; inventory basis increase related to acquisition; non-controlling interest and share-based compensation expense related to equity awards ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

The difference between Adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income or expense, income tax provision or benefit, depreciation and amortization, impairment losses, acquisition expenses, inventory basis increase related to acquisition, non-controlling interest and share-based compensation.

Adjusted EBITDA for the second quarter of 2011 was $9.5 million or $0.35 per diluted share versus $3.5 million or $0.15 per diluted share in the second quarter of 2010.

Outlook

The Company is raising its 2011 guidance for revenues to $160 million – $170 million, from a previous range of $105 million – $110 million, to reflect an improved outlook for the sale of its products as a result of expanding distribution and increased product offerings, and the acquisition of iFrogz.  With the acquisition of iFrogz and the associated amortization related to the intangibles, management feels that Adjusted EBITDA is a more relevant measure of the Company’s operating performance.  The Company is forecasting Adjusted EBITDA for 2011 at $34 million - $36 million.   This compares to Adjusted EBITDA for 2010 of $18.2 million, and $14.8 million for the first half of 2011.

Conference Call

A conference call will be held today at 8:00 a.m. EDT to review these results. Participants may access via the Internet at the event website and on the Company website at: www.ZAGG.com. The call will be available for replay for 30 days by dialing 1-877-660-6853 and entering account number 286 and call ID number 376670. A podcast of the event will also be available online or via Investor Calendar's RSS feed.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA, or earnings before other income, income tax provision, impairment losses, depreciation and amortization, acquisition expenses, inventory basis increases related to acquisition, non-controlling interest and stock-based compensation, contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

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